Exhibit 10.2

Nonemployee Director Restricted Share Award Agreement

_____________ ___, 20__ Award

EGL, INC.

AMENDED AND RESTATED NONEMPLOYEE DIRECTOR STOCK PLAN

RESTRICTED SHARE AWARD AGREEMENT

This Restricted Share Award Agreement (“Agreement”) dated to be effective ___________, 200_ (the “Award Date”), is by and between EGL, Inc. (the “Company”), and _______________ (“Holder”).

WHEREAS, the Company desires to provide an incentive to Holder, in the form of shares of the Company’s capital stock, to encourage Holder’s performance for the Company and its shareholders and more closely align Holder’s interest in the Company with that of the Company’s shareholders;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Agreement, and intending to be legally bound hereby, Holder and the Company (collectively, the “Parties”) hereby agree as follows:

1.

Award of Restricted Stock.

(a)

The Company hereby awards to Holder up to ________ shares (the “Restricted Shares”) of common stock, par value $0.001 per share, in accordance with this Agreement and as a Restricted Share Award subject to the terms and conditions of the EGL, Inc. Amended and Restated Nonemployee Director Stock Plan (the “Plan”), which are incorporated herein, as an incentive for Holder’s continued efforts on behalf of the Company as one of its Nonemployee Directors.  This Agreement is a Restricted Share Award Agreement under the Plan, and unless otherwise defined in this Agreement, the capitalized terms used in this Agreement have the respective meanings assigned to them in the Plan.  For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Disability” shall mean the inability to perform the duties of the Holder’s position for a period of six (6) consecutive months or for an aggregate of six (6) months during any twelve (12)-month period after the Award Date by reason of any medically determinable physical or mental impairment, as determined by the Board in the Board’s sole discretion.

“Service” shall mean service as a Nonemployee Director of the Company.

“Restricted Period” shall mean the period commencing on the Award Date and ending on the date that the Holder obtains a vested right to Restricted Shares (and the restrictions thereon terminate) in accordance with Paragraph 2.

Nonemployee Director Restricted Share Award Agreement

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(b)

Holder acknowledges that he or she will not receive a stock certificate representing the Restricted Shares unless and until the Restricted Shares vest as provided in this Agreement.  The Restricted Shares will be held in custody for Holder, in a book entry account with the Company’s transfer agent, until the Restricted Shares have vested in accordance with Section 2 of this Agreement.  Upon vesting of the Restricted Shares and payment of the Withholding Liability (as defined below), the Company shall instruct its transfer agent to deliver to Holder all Vested Restricted Shares (as defined below).

2.

Vesting Schedule.  Subject to the forfeiture provisions of Section 3 of this Agreement, 100% of the Restricted Shares will vest on the earlier of (i) one year from the Award Date and (ii) the day before the first annual general meeting of shareholders of the Company following the Award Date.  Restricted Shares that have vested pursuant to this Agreement are referred to herein as “Vested Restricted Shares” and Restricted Shares that have not yet vested pursuant to this Agreement are referred to herein as “Unvested Restricted Shares.”

3.

Forfeiture.

(a)

Upon Cessation (as defined below) of Holder’s Service with the Company (the “Termination Date”) before all of the Restricted Shares become Vested Restricted Shares, all Unvested Restricted Shares as of the Termination Date shall, without further action of any kind by the Company or Holder, be forfeited.  Unvested Restricted Shares that are forfeited shall be deemed to be immediately transferred to the Company without any payment by the Company or action by Holder, and the Company shall have the full right to cancel any evidence of Holder’s ownership of such forfeited Unvested Restricted Shares and to take any other action necessary to demonstrate that Holder no longer owns such forfeited Unvested Restricted Shares automatically upon such forfeiture.  Following such forfeiture, Holder shall have no further rights with respect to such forfeited Unvested Restricted Shares.  The “Cessation” of Holder’s Service with the Company is any cessation of Holder’s Service with the Company for any reason or under any circumstances other than due to Holder’s death or Disability, and except for any sick leave, military leave, or any other temporary personal leave of absence authorized by the Company.  Notwithstanding anything to the contrary in this Agreement, the Unvested Restricted Shares shall become Vested Restricted Shares upon Holder’s termination of Service due to death or Disability or upon a Change in Control of the Company, provided that Holder shall have been in continuous Service since the Award Date.

(b)

In addition, if Holder breaches any of the terms and conditions of this Agreement or the Plan, or any rules and regulations of the Board for this Agreement or the Plan, all of the Unvested Restricted Shares as of the date of such breach shall then automatically be forfeited by Holder and returned and delivered to the Company without any obligation of the Company to pay any amount to Holder or to any other person or entity and without any further action by Holder.

(c)

Holder, by his acceptance of the Restricted Share Award awarded under this Agreement, irrevocably grants to the Company a power of attorney to transfer any and all Unvested Restricted Shares that are forfeited and agrees to execute any documents requested by

Nonemployee Director Restricted Share Award Agreement

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the Company in connection with such forfeiture and transfer.  The Parties expressly agree that these provisions governing the forfeiture and transfer of the Unvested Restricted Shares shall be specifically enforceable by the Company in a court of equity or law.

4.

Representations and Warranties of Holder.  Holder represents and warrants to the Company as follows:

(a)

Holder has received a copy of the Plan and has read and become familiar with the terms and conditions of the Plan and agrees to be bound, and to abide, by the Plan.

(b)

Holder has reviewed this Agreement, has had an opportunity to obtain the advice of counsel before executing this Agreement, and fully understands all of the terms and conditions of this Agreement and the Plan.

(c)

Holder hereby accepts the Restricted Share Award granted by this Agreement subject to all of the terms and conditions of this Agreement and the Plan.

(d)

Holder is fully aware of the lack of liquidity of the Restricted Shares (e.g., because of the restrictions on transferability of the Restricted Shares, Holder may not be able to sell or dispose of the Restricted Shares or use them as collateral for loans).

5.

Certain Restrictions on Transfer. Except as provided in Section 3, Holder may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of (whether voluntarily, by operation of law, or otherwise) any or all of the Unvested Restricted Shares, or any rights thereto or interests therein, or any or all of the Vested Restricted Shares held by the Company’s transfer agent, or any rights thereto or interests therein.  Any transfer in violation of this Section 5 shall be void and without any force or effect and shall constitute a breach of the terms and conditions of this Agreement and the Plan.  Holder also understands that the Company is under no obligation to register, under any applicable securities laws, any resale of any of the Restricted Shares that become Vested Restricted Shares delivered to Holder and that an exemption from such registration requirements may not be available or may not permit Holder to resell or transfer any of such Vested Restricted Shares in the amounts or at the times proposed by Holder.

6.

Dividend and Voting Rights.  Subject to this Agreement, Holder shall have all of the rights of a shareholder with respect to the Restricted Shares after they are issued to Holder on the Award Date, including the right to vote the Restricted Shares and to receive any and cash all dividends and other regular cash distributions made with respect to the Restricted Shares.  Without limiting the preceding sentence, from and after the Award Date, Holder shall be entitled to receive any cash dividends or other cash distributions paid or made by the Company with respect to the issued Unvested Restricted Shares, without deposit into escrow.  Upon any forfeiture of Unvested Restricted Shares, Holder shall have no further rights with respect to those Unvested Restricted Shares, but the forfeiture of Unvested Restricted Shares shall not invalidate any votes or consents made or executed by Holder with respect to those Unvested Restricted Shares before their forfeiture or create any obligation to repay any cash dividend or other cash distribution received with respect to those Unvested Restricted Shares before their forfeiture.

Nonemployee Director Restricted Share Award Agreement

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7.

Capital Adjustments and Distributions.

(a)

The number of Restricted Shares shall be adjusted in accordance with the provisions of Section 11 of the Plan.

(b)

Any new, substituted, or additional securities or other property (including any money paid other than as a regular cash dividend or distribution) that is, by reason of any stock dividend, stock split, recapitalization, or other change in the outstanding Common Stock, distributed on or with respect to, or exchanged for, the Unvested Restricted Shares shall immediately be subject to the vesting conditions of Section 2, all to the same extent as the Unvested Restricted Shares on or with respect to which such distribution or exchange was made.  Appropriate adjustments, as determined by the Board, to reflect the distribution or exchange of such securities or other property shall be made to the number of the Restricted Shares in order to reflect any such event.

8.

Administration.  The Board shall interpret this Agreement and shall prescribe such rules and regulations in connection with the operation of this Agreement as the Board determines (in good faith) to be advisable.  The Board may rescind and amend its rules and regulations from time to time.  The good faith interpretation by the Board of any of the provisions of this Agreement shall be final and binding upon the Parties.  The Board may delegate to a committee of the Board (a “Committee”) its authority under the Plan and this Agreement.

9.

Effect of Agreement.  Neither the execution nor effectiveness of this Agreement nor any action of the Board or a Committee in connection with or relating to this Agreement shall be deemed to give Holder any rights except as may be expressed in this Agreement.   The existence of the Plan and this Agreement shall not affect in any way the right of the Board, the Committee, or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation or other transaction involving the Company, any issuance of other shares of Common Stock or any other securities of the Company (including bonds, debentures, or shares of preferred stock ahead of or affecting the Common Stock or the rights thereof), the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding by or for the Company.  Nothing in the Plan or in this Agreement shall confer upon Holder any right with respect to the Holder’s continued Service or affect or interfere in any way with the right of either the Company or Holder to terminate Holder’s Service (with or without cause).

10.

Parachute Payment Limitation.  Notwithstanding any contrary provision of this Agreement, the aggregate present value of all parachute payments payable to or for the benefit of the Holder shall be limited to three times the Holder’s base amount less one dollar and, to the extent necessary, the vesting of any Restricted Shares shall be reduced in order that this limitation not be exceeded.  The terms “parachute payment,” “base amount” and “present value” shall have the meaning assigned thereto under Section 280G of the Code.

Nonemployee Director Restricted Share Award Agreement

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11.

Refusal to Transfer.  The Company shall not be required to (i) transfer on its books, or authorize the Company’s transfer agent to transfer on its books, any Unvested Restricted Shares, or any Vested Restricted Shares held by the Company’s transfer agent pending satisfaction of the corresponding Withholding Liability, purported to have been sold or otherwise transferred in violation of any of the provisions of the Plan or this Agreement, or (ii) treat as owner of such Unvested Restricted Shares, or accord the right to vote or to any dividends or other distributions to, any purchaser or other transferee to whom or which such Unvested Restricted Shares have been purported to be so transferred.

12.

Legend.  If the Company so determines, any share certificate(s) representing the Unvested Restricted Shares, and any Vested Restricted Shares held by the Company’s transfer agent pending satisfaction of the corresponding Withholding Liability, may be endorsed with the following legend, in addition to any legend required under applicable securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE  AND TO CERTAIN RESTRICTIONS ON RESALE AND TRANSFER.  NONE OF THE SHARES MAY BE TRANSFERRED EXCEPT AS SET FORTH IN THAT CERTAIN RESTRICTED SHARE AWARD AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.

13.

Tax Matters.

(a)

The Company’s obligation to deliver Restricted Shares to Holder upon the vesting of such shares shall be subject to the satisfaction of all applicable federal, state and local income tax withholding requirements (the “Withholding Liability”).  If the Company has not received from Holder full payment of the Withholding Liability by certified or cashier’s check or money order made payable to the Company, or in any other form acceptable to the Board by 5:00 P.M. Central Standard Time on the date Unvested Restricted Shares become Vested Restricted Shares, the Company shall withhold from the Vested Restricted Shares that otherwise would have been delivered to Holder a number of Vested Restricted Shares necessary to satisfy Holder’s Withholding Liability, and deliver the remaining Vested Restricted Shares to Holder.  The amount of the Withholding Liability and the number of Vested Restricted Shares to be withheld by the Company, if applicable, to satisfy Holder’s Withholding Liability, as well as the amount reflected on tax reports filed by the Company, shall be based on the Fair Market Value, as defined in the Plan, of the Vested Restricted Shares as of the date such shares become Vested Restricted Shares.  The obligations of the Company under this Agreement will be conditioned on such satisfaction of the Withholding Liability.

(b)

Holder has reviewed with his own tax advisor(s) the federal, state, and local tax consequences of this acquisition of the Restricted Shares and the other transactions contemplated by this Agreement.  Holder is relying solely on such advisor(s) and not on any statements or representations of the Company or any of its agents.  Holder understands and agrees that he, and not the Company, shall be responsible for his own tax liability that may arise as a result of the transactions contemplated by this Agreement.  Holder understands that Section 83 of the Code

Nonemployee Director Restricted Share Award Agreement

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(including any amendments and successor provisions to section and any regulations promulgated under such section), taxes as ordinary income the difference between the purchase price for the Restricted Shares and the fair market value of the Restricted Shares as of the date any restrictions on the Restricted Shares terminate or lapse. In this context, “restriction” includes the vesting conditions under Section 2.  Holder understands that he may elect to be taxed at the time the Restricted Shares are granted, rather than when and as the restrictions terminate or lapse (if ever), by filing an election under Section 83(b) of the Internal Revenue Code with the Internal Revenue Service within thirty (30) days from the date on which the Restricted Shares are issued.   HOLDER ACKNOWLEDGES THAT IT IS HIS SOLE RESPONSIBILITY (AND NOT THE COMPANY’S) TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF HOLDER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THAT FILING ON HIS BEHALF.

14.

Payment of Par Value.  In connection with the issuance of the Restricted Shares pursuant to this Agreement, the Company will pay the aggregate par value per share of the Restricted Shares on behalf of Holder and will report the amount of such payment as income to Holder for the taxable period of Holder during which the Restricted Shares are awarded.

15.

Entire Agreement; Governing Law.  This Agreement and the Plan constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior undertakings and agreements of the Parties with respect to the subject matter hereof.  Nothing in the Plan or in this Agreement (except as expressly provided herein) is intended to confer any rights or remedies on any person other than the Parties.  This Agreement is to be construed in accordance with, enforced under, and governed by the laws of the State of Texas.

16.

Amendment; Waiver.  The Board may at any time or from time to time amend this Agreement in any respect, except that no amendment that adversely affects Holder may be effected without a writing signed by the Parties.  Any provision of this Agreement for the benefit of the Company may be waived by the Board.  Unless otherwise expressed in the waiver, such a waiver in one instance or with respect to one provision of this Agreement shall not be deemed to be a waiver in any other instance or with respect to any other provision of this Agreement.

17.

Effectiveness and Term.  This Agreement is effective upon the Award Date, and it shall continue in effect until it terminates in accordance with its terms, unless sooner terminated in a written agreement of the Parties.

18.

Interpretive Matters.  Whenever required by the context, pronouns and any variation thereof used in this Agreement shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa.  The term “include” or “including” does not denote or imply any limitation.  The term “business day” means any Monday through Friday other than such a day on which banks are authorized to be closed in the State of Texas.  Each reference in this Agreement to a “Section” shall be deemed to be to a section of this Agreement, unless otherwise stated.  The captions and headings used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

Nonemployee Director Restricted Share Award Agreement

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19.

Venue.  Any suit, action, or proceeding arising out of or relating to this Agreement shall be brought in the United States District Court for the Southern District of Texas or in a Texas state court in Harris County, Texas, and the Parties shall submit to the jurisdiction of such court.  Each of the Parties irrevocably waives, to the fullest extent permitted by law, any objection it or he may have to the laying of venue for any such suit, action, or proceeding brought in such court.  EACH OF THE PARTIES ALSO EXPRESSLY WAIVES ANY RIGHT IT OR HE HAS OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION, OR PROCEEDING.

20.

Severability and Reformation.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or its severance.

21.

Notice.  Any notice or other communication required or permitted hereunder shall be given in writing and shall be deemed given, effective, and received upon prepaid delivery in person or by courier, or upon the earlier of delivery or the third business day after deposit in the United States mail if sent by certified mail, with postage and fees prepaid, in any case addressed to the other Party at its or his address as shown beneath its or his signature to this Agreement, or to such other address as such Party may designate in writing from time to time by notice to the other Party in accordance with this Section 21.

EGL, INC.

By:

_____________________________________

James R. Crane

Chief Executive Officer and Chairman

Address:  15350 Vickery Drive

Houston, Texas  77032

[Holder Execution Page Follows]

Nonemployee Director Restricted Share Award Agreement

_____________ ___, 20__ Award

HOLDER ACKNOWLEDGES AND AGREES THAT THE VESTING CONDITIONS ON THE RESTRICTED SHARES SHALL TERMINATE OR LAPSE, IF AT ALL, ONLY AS EXPRESSLY STATED IN THIS AGREEMENT (NOT THROUGH THE GRANT OF THE RESTRICTED STOCK AWARD OR THE ISSUANCE OF THE RESTRICTED SHARES).  HOLDER FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT OR THE PLAN SHALL CONFER UPON HOLDER ANY RIGHT WITH RESPECT TO CONTINUATION OF HOLDER’S EMPLOYMENT OR TO ANY FUTURE AWARDS.

The Holder acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof.  The Holder hereby accepts this award subject to all of the terms and provisions hereof and thereof and administrative interpretations thereof referred to above.  The Holder has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement and the Plan.  The Holder hereby agrees that all disputes arising out of or relating to this Agreement or the Plan shall be resolved in accordance with Section 15 of this Agreement.

ACCEPTED:

Dated:

_______________________

Signed:

__________________________

Printed Name: ______________________

The Holder acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof, and hereby rejects this Award.

REJECTED:

Dated:

_______________________

Signed:

__________________________

Printed Name: ______________________